UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 21, 2023, Alkermes plc (the “Company”) issued a press release in connection with the Company’s 2023 annual general meeting of shareholders. A copy of the press release can be found below:

Independent Proxy Advisory Firm Glass Lewis Recommends Alkermes Shareholders

Vote “FOR” All Seven of the Company’s Highly Qualified Director Nominees

Supports Alkermes’ Existing Board and Notes Strong Positive Momentum

Shares Board’s Belief that Sarissa’s Nominees Would Not Be Additive to the Board

Notes Alkermes Board is “sufficiently independent, qualified and capable to oversee the Company”

Reveals Material Underperformance at Majority of Companies During Sarissa Nominee Sarah Schlesinger’s Board Tenure

DUBLIN, June 21, 2023 – Alkermes plc (Nasdaq: ALKS) (the Company) today announced that leading proxy advisory firm Glass, Lewis & Co. (Glass Lewis) has recommended that Alkermes shareholders vote the WHITE proxy card “FOR” all seven of Alkermes’ highly qualified director nominees at the Company’s upcoming 2023 Annual General Meeting of Shareholders (the Annual Meeting), which is scheduled to be held on June 29, 2023.

In making its recommendation, Glass Lewis noted1:

•
“[W]e believe the Company has been exhibiting strong positive momentum in terms of its operating and share price performance, particularly since the announcement of the Value Enhancement Plan.”
•
“The Company’s TSRs for the more recent medium-term periods rank in the upper quintile of the corresponding ranges of TSRs observed in both the Glass Lewis Peer Group and the 2023 Proxy Peer Group. We also see that the Company has meaningfully outperformed its peers in the seven-plus months since the announcement of the planned spin-off of the oncology business. Our findings suggest that the Company’s TSR has largely continued on an upward trajectory, on both an absolute and relative basis, through the more recent end date.”
•
“We see that between CY2020 and the year-to-date period ended June 16, 2023, the average forward revenue trading multiple of the Company has expanded by over a full turn, whereas the peer group multiples have contracted by around 2.6 and 3.5 turns.”
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“[T]he Dissident is arguing that the Company is subscale and over-extended in its business focus. Yet, it appears to us that the Company is already taking meaningful steps to address Sarissa’s stated concerns.”
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“[W]e believe the recent developments at Biogen regarding Dr. Denner represent, at a minimum, poor optics in the context of this proxy contest, as investors may reasonably question whether the arrangement of having a close personal partner of Dr. Denner on Biogen’s board truly resolves the Company’s stated concerns regarding a potential conflict of interest.”
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“[T]he Company has been undergoing a steady board refreshment in recent years, and we believe the current board is, on balance, sufficiently independent, qualified and capable to oversee the Company. Therefore, we believe shareholder support of the Dissident’s slate is not warranted at this time.”
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“[W]e believe the Dissident has not presented a sufficiently compelling case to warrant the board changes it is seeking here. In our view, the Company has been reasonably responsive to the concerns raised by the Dissident over the years.”

In addition, the Glass Lewis report thoroughly reviewed each Sarissa Capital Management LP (together with its affiliates, Sarissa) candidate, including Sarah Schlesinger, and noted that Schlesinger’s skills are redundant with those of multiple directors already on the Alkermes Board of Directors (the Board). Glass Lewis also conducted its own analysis of Schlesinger’s board tenure underperformance. On these issues, Glass Lewis stated:

•
“[T]he Company notes it already has extensive relevant expertise on the board – 8 of the 11 directors have life sciences industry experience, 7 of the 11 directors have scientific expertise and/or R&D expertise, and 4 of the 11 directors possess Doctor of Medicine degrees.”
•
“[O]f the four public companies at which Dr. Schlesinger has served as a director, three of those companies have materially underperformed the industry index during her board tenure.”

The Board Recommends Shareholders Vote “FOR” its Seven Board Nominees Using Company’s White Proxy Card Today

The Board has nominated seven director nominees for re-election to the Board at the Annual Meeting: Emily Peterson Alva, Shane M. Cooke, Richard B. Gaynor, M.D., Cato T. Laurencin, M.D., Ph.D., Brian P. McKeon, Richard F. Pops and Christopher I. Wright, M.D., Ph.D. The Board recommends that shareholders vote “FOR” all seven of the Board’s director nominees using the WHITE proxy card. The Company’s proxy statement and other important information and resources related to the Annual Meeting can be found at www.AlkermesValue.com.

There are three easy ways to vote:

BY INTERNET	BY TELEPHONE	BY MAIL
Visit the website shown on the Company’s WHITE proxy card	Dial the toll-free number shown on the Company’s WHITE proxy card (available 24/7)	Mark, date, sign and return the Company’s WHITE proxy card in the postage-paid envelope provided

If shareholders have any questions about how to vote, or need assistance in voting, they should contact the firm assisting Alkermes with the solicitation of proxies for the Annual Meeting:

Innisfree M&A Incorporated

Toll-Free at (877) 750-8334 (toll-free for those calling from the U.S. and Canada) or

+1 (412) 232-3651 (for those calling from outside the U.S. and Canada)

To learn more about Alkermes’ Board nominees, business strategy, and strong recent performance, please visit www.AlkermesValue.com.

About Alkermes plc

Alkermes plc is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The Company has a portfolio of proprietary commercial products focused on alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for neurological disorders and cancer. Headquartered in Dublin, Ireland, Alkermes has a research and development (R&D) center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the Company’s expectations concerning its future financial and operating performance, business plans or prospects, including its ability to execute on its strategy and create and deliver growth and shareholder value and its ability to achieve long-term profitability. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including that the Company may not be able to achieve long-term profitability or its profitability targets in a timely manner or at all; the results of the Company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the FDA or regulatory authorities outside the U.S. may not agree with the Company’s regulatory approval strategies or components of the Company’s marketing applications; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the Company’s products; the Company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; the Company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

Important Additional Information and Where to Find It

The Company has filed its definitive proxy statement, accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by visiting the “Investors” section of the Company’s website at www.alkermes.com, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.

Contacts:

For Investors: Sandy Coombs, +1 781 609 6377

For Media: Katie Joyce, +1 781 249 8927

Or

FGS Global

Chris Kittredge / Zachary Tramonti

alkermes@fgsglobal.com

1 Permission to use quotations neither sought nor obtained.